Gulf Resources Reports Fourth Quarter and Fiscal Year 2015 Financial Results

SHOUGUANG, China, March 15, 2016 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2015.

Fiscal Year 2015 Highlights

•	Net revenues increased 43% to $162,317,120.
•	Gross profit increased 67% to $53,281,250.
•	Income from operations increased 90% to $45,164,710.
•	Net income increased 91% to $34,068,037.
•	Primary EPS increased 63% to $0.75 from $0.46.
•	Fully diluted EPS increased 61% to $0.74.
•	Cash flow from operations increased 51% to $70,401,210.
•	Cash was $133,606,392 or $2.89 per share.
•	Net net cash, (cash minus all liabilities) was $114,974,041 ($2.48 per share*).
•	Working capital was $174,794,678 ($3.78 per share*).
•	Shareholders equity was $338,110,875 or $7.31 per share.

Fourth Quarter 2015 Highlights

•	Net revenues increased 40.6% to $35.5 million
•	Gross profit increased 67.5% to $11.2 million.
•	Gross margin increased to 31.5% from 26.5%.
•	Income from operations increased 140% to $9.6 million.
•	Bromine income from operations increased 8.7%.
•	Crude Salt income from operations increased 3.9%.
•	Chemical income from operations increased 194.1%.
•	Operating margin was 27.0% compared to 15.8% for the fourth quarter of 2014.
•	Net income was $7.3 million, or $0.16 per basic and diluted share, versus $2.9 million.
•	EPS increased 152% to $0.16 from $0.07 per share.

Fiscal Year 2015 Financial Results

Cash flow from operations increased 51% to $70,401,210 from $46,573,777. This equals $1.51 per share. In the past two years, we have generated cash flow from operations of $116,974,987 or $2.53 per share, well in excess of our current stock price.

Revenue by Segment
Segment	2015	2014	%change
Bromine	$52,385,491	$57,949,824	(10)%
Crude Salt	$10,494,939	$10,752,226	(2%)
Chemicals	$99,436,690	$44,958,281	121%

Income By Segment
Segment	2015	2014	%change
Bromine	$10,854,711	$9,500,428	14%
Crude Salt	$1,183,755	$719,716	65%
Chemicals	$32,997,870	$14,432,851	129%

On a segment basis, Bromine sales to outside customers decreased 10% to $52,385,491 from $57,949,824. However, when intercompany transactions by SCRC are included, the overall decline is estimated to have been only 1.3%. Reported sales volume in tons decreased 17% to 16,569 tons, but with the inclusion of intercompany sales, the actual decline is much lower. The selling price of Bromine increased 10% to $3,162. At the present time, Bromine pricing remains strong. The decline in the value of the RMB has helped to increase prices. Even if the economy in China does not improve, we expect bromine prices to remain strong for 2016.

Gross profit margin in the Bromine segment was 30%, compared to 25% in the previous year. Income from operations increased 14% to $10,854,711.

In 2015, Gulf spent approximately $22.5 million on enhancement projects for the transmission channels and ducts and our existing bromine extraction to enhance the productivity and improve environmental controls in Factories No. 10 and 11. It expects to spend $15 million on enhancement projects for factories No. 1 and 9 in 2016. With its strong capital position, Gulf believes this spending will enable it to maintain an advantage over smaller competitors.

Revenue in crude salt declined by 2% to $10,494,939. Sales volume declined by 3%. The price per ton increased by 1%. Gross profit increased by 32.7%. As percentage of sales, it was 21% compared to 15% in the previous year. Income from operations increased 65% to $1,183,755.

Sales of chemicals increased 121% to $99,436,690 from $44,958,281.

Chemical Products
Segment	2015	2014	%change
Oil & gas	$27,642,028	$25,689,311	8%
Paper manufacturing	$4,908,057	$4,506,581	9%
Pesticides	$15,611,616	$14,762,389	6%
Pharmaceuticals	$36,488,364
By Products	$14,786,625
Total Chemical Sales	$99,436,690	$44,958,281	121%

Our original chemical business was quite strong with sales and selling prices increasing in oil and gas, paper manufacturing, and pesticides. We are especially pleased with these results, because the end markets in these industries were generally weak, and we believe we outperformed our competitors. Rongyuan reported sales of $51,274,989 for the period of 2015 in which it was a subsidiary of Gulf.

Gross margins in our traditional chemical business increased to 36% from 35%. Income from operations increased 129% to $32,997,870 from $14,432,851. Rongyuan earned $16,886,799, while our traditional chemical business earned $16,111,071, an increase of 11.6% over 2014. Given the weakness in these segments of the Chinese economy, we are very pleased with the results.

Net Income was $34,068,037 an increase of 91% compared to the results in the previous year. The effective tax rates for 2015 and 2014 were 25% and 26% respectively.

In 2015, we generated $70,401,210 from operations compared to $46,573,777 during 2014. We spent $66,305,606 on the purchase of Rongyuan and $22,858,625 on capital expenditures, principally on upgrading factories No. 10 and 11.

Our balance sheet remains extremely strong. We ended the year with cash of $133,606,392 ($2.89 per share). While this is down slightly from $146,585,601 in 2014, we managed to purchase Rongyuan and upgrade our factories while still maintaining our strong cash position.

Current assets were $190,821,115 down slightly from $194,127,792 in 2014. Total assets were $356,743,226 up from $322,982,152 in the previous year.

Current liabilities were $16,076,437 up from $8,082,244 in 2014. Working capital was $174,794,678 ($3.78 per share). Net net cash (cash minus all liabilities) was $114,974,041 ($2.48 per share), well in excess of our market price.

Shareholders equity was $338,110,875 or $7.31 per share.

Fourth Quarter 2015 Results

•	Net revenues increased 40.6% to $35.5 million.
•	Gross profit increased 67.5% to $11.2 million.
•	Gross margin increased to 31.5% from 26.5%.
•	Income from operations increased 140% to $9.6 million.
•	Bromine income from operations increased 8.7%.
•	Crude Salt income from operations increased 3.9%.
•	Chemical income from operations increased 194.1%.
•	Operating margin was 27.0% compared to 15.9% for the fourth quarter of 2014.
•	Net income was $7.3 million, or $0.16 per basic and diluted share, versus $2.9 million.
•	EPS increased 152% to $0.07 per share.

Gulf Resources' revenue was $35.5 million for the fourth quarter of 2015, an increase of 40.6%, from $25.2 million for the fourth quarter of 2014. Revenue from the bromine segment was $11.3 million, a decrease of 19%. Revenue from the crude salt segment was $2.6 million, a decrease 5%. Revenue from the chemical products segment was $21.5 million, an increase of 154% from the corresponding period in 2014.

Gross profit for the fourth quarter of 2015 was $11.2 million, an increase of 67.5%, from $6.7 million of the fourth quarter of 2014. Gross margins were 31.5% compared to 26.5% for the corresponding period last year.

Income from operations was $9.6 million, as compared to $4.0 million in Q4 2014. Operating margins were 27.0% compared to 15.8% last year.

Net income was $7.3 million for the fourth quarter of 2015, an increase of 153%, from $2.9 million for the fourth quarter of 2014.

Basic and diluted earnings per share in the fourth quarter of 2015 were $0.16 compared to $0.07 in the previous year.

Weighted average number of basic shares for the three months ended December 31, 2015 was 46,007,120, as compared with 38,725,282 for the three months ended December 31, 2014.

Business Outlook

“We are extremely pleased with our results for 2014,” Gulf’s CEO Xiaobin Liu stated. “Although the Chinese economy was very weak, we posted strong results in all of our business segments, acquired Rongyuan, upgraded two of our factories, and reached an agreement with the government of Daying County in Sichuan Province that may allow us to build a very large natural gas and brine business in that province.”

“As we look to 2016,” Mr. Liu said, “we do not yet see signs of recovery in China. However, all of our businesses remain strong. Bromine prices have risen and show no signs of dropping. Our chemical businesses are strong, and Rongyuan has great opportunities in the pharmaceutical industry. This should lead to higher sales and earnings in 2016.”

“We are making strong progress in Sichuan,” Mr. Liu said. “We are moving ahead to build our factory and install the infrastructure needed to allow us to become a  producer of natural gas.”

“We know our investors have been very patient,” Mr. Liu concluded. “We are committed to recognizing shareholder value and significantly improving the price of our stock. If our natural gas business is as successful as we hope it will be, our company will be transformed. If it is not as successful, we will find ways of returning capital to shareholders.”

(* All per share calculations have not been audited and have been calculated using the end of the year share count of 46,276,269 as shown on the balance sheet in the 10-K).

Conference Call

Gulf Resources' management will host a conference call on Wednesday, March 16, 2016 at 8:00 AM Eastern Time to discuss its financial results for the fourth quarter and fiscal year ended December 31, 2015.

Hosting the call will be Mr. Xiaobin Liu, CEO of Gulf Resources. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (706) 643-1666. The conference participant pass code is 70563980.

The webcasting is also available then, just simply click on the link below: http://www.investorcalendar.com/IC/CEPage.asp?ID=174794

A replay of the conference call will be available two hours after the call's completion during 03/16/2016 11:00 EDT - 04/16/2016 23:59 EDT. To access the replay, call +1 (855) 859-2056. International callers should call +1 (404) 537-3406. The conference ID is 70563980.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), Shouguang City Rongyuan Chemical Co, Limited (“SCRC”) and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents. SCRC is a leading manufacturer of materials for human and animal antibiotics in China and other parts of Asia. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	As of December 31,
	2015	2014
Current Assets
Cash	$133,606,392	$146,585,601
Accounts receivable	49,980,358	41,997,862
Inventories	7,180,800	5,367,868
Prepayments and deposits	-	86,301
Prepaid land leases	49,833	51,024
Other receivables	599	38,272
Deferred tax assets	3,173	864
Total Current Assets	190,821,115	194,127,792
Non-Current Assets
Property, plant and equipment, net	127,871,323	124,350,781
Property, plant and equipment under capital leases, net	927,218	1,339,602
Prepaid land leases, net of current portion	5,197,216	733,560
Deferred tax assets	2,367,180	2,430,417
Goodwill	29,559,174	-
Total non-current assets	165,922,111	128,854,360
Total Assets	$356,743,226	$322,982,152

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$9,929,700	$4,004,728
Retention payable	1,135,956	326,959
Capital lease obligation, current portion	196,778	205,128
Taxes payable	4,814,003	3,545,429
Total Current Liabilities	16,076,437	8,082,244
Non-Current Liabilities
Capital lease obligation, net of current portion	2,555,914	2,826,495
Total Liabilities	$18,632,351	$10,908,739

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 46,276,269 and 38,911,014 shares issued; and 46,007,120 and 38,672,865 shares outstanding as of December 31, 2015 and 2014, respectively	$23,139	$19,456
Treasury stock; 269,149 and 238,149 shares as of December 31, 2015 and 2014	(599,441)	(561,728)
Additional paid-in capital	94,124,065	80,380,008
Retained earnings unappropriated	215,286,395	183,480,402
Retained earnings appropriated	20,340,436	18,078,392
Cumulative translation adjustment	8,936,281	30,676,883
Total Stockholders’ Equity	338,110,875	312,073,413
Total Liabilities and Stockholders’ Equity	$356,743,226	$322,982,152

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)

	Years Ended December 31,
	2015	2014
NET REVENUE
Net revenue	$162,317,120	$113,660,331

OPERATING EXPENSES / INCOME
Cost of net revenue	(109,035,870)	(81,737,610)
Sales, marketing and other operating expenses	(375,365)	(105,588)
Research and development cost	(230,590)	(134,292)
Exploration cost	(325,840)	(488,880)
Write-off / Impairment on property, plant and equipment	(969,638)	(673,705)
Loss from disposal of property, plant and equipment	-	(9,866)
General and administrative expenses	(6,668,838)	(7,161,047)
Other operating income	453,731	468,878
	(117,152,410)	(89,842,110)

INCOME FROM OPERATIONS	45,164,710	23,818,221

OTHER INCOME (EXPENSES)
Interest expense	(194,036)	(203,296)
Interest income	469,271	482,885
	275,235	279,589
INCOME BEFORE TAXES	45,439,945	24,097,810

INCOME TAXES	(11,371,908)	(6,226,015)

NET INCOME	$34,068,037	$17,871,795

COMPREHENSIVE INCOME:
NET INCOME	34,068,037	17,871,795
OTHER COMPREHENSIVE INCOME
- Foreign currency translation adjustments	(21,740,602)	(1,077,846)

COMPREHENSIVE INCOME	$12,327,435	$16,793,949

EARNINGS PER SHARE
BASIC	$0.75	$0.46
DILUTED	$0.74	$0.46

WEIGHTED AVERAGE NUMBER OF SHARES
BASIC	45,167,288	38,694,567
DILUTED	46,109,404	39,260,627

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)

	Years Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$34,068,037	$17,871,795
Adjustments to reconcile net income to net cash provided by operating activities:
Interest on capital lease obligation	193,162	202,656
Amortization of prepaid land leases	774,512	680,551
Depreciation and amortization	29,095,648	27,642,222
Allowance for obsolete and slow-moving inventories	9,236	(3,174)
Write-off / Impairment loss on property, plant and equipment	969,638	673,705
Loss from disposal of property, plant and equipment	-	9,866
Currency translation adjustment on inter-company balances	(1,575,397)	(92,412)
Deferred tax asset	(83,856)	(121,436)
Stock-based compensation expense	374,600	346,100
Changes in assets and liabilities, net of effects of acquisition:
Accounts receivable	7,387,941	2,751,676
Inventories	(592,841)	(84,777)
Prepayment and deposits	92,400	(80,673)
Accounts payable and accrued expenses	(1,847,462)	(1,616,195)
Retention payable	841,225	117,905
Other receivables	37,713	(38,272)
Taxes payable	656,654	(1,685,760)
Net cash provided by operating activities	70,401,210	46,573,777

CASH FLOWS FROM INVESTING ACTIVITIES
Additions of prepaid land leases	(683,129)	(664,106)
Proceeds from sales of property, plant and equipment	-	21,514
Purchase of property, plant and equipment	(22,858,625)	(6,538,611)
Consideration paid for business acquisition	(66,305,606)	-
Cash acquired from acquisition	14,074,720	-
Net cash used in investing activities	(75,772,640)	(7,181,203)

CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	(37,713)	(61,728)
Repayment of capital lease obligation	(306,683)	(304,806)
Net cash used in financing activities	(344,396)	(366,534)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(7,263,383)	(269,239)
NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS	(12,979,209)	38,756,801
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	146,585,601	107,828,800
CASH AND CASH EQUIVALENTS - END OF YEAR	$133,606,392	$146,585,601